UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2006 (February 23, 2006)

HealthSouth Corporation (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)

000-14940	63-0860407
(Commission File Number)	(IRS Employer Identification No.)
One HealthSouth Parkway, Birmingham, Alabama 35243 (Address of Principal Executive Offices, Including Zip Code) (205) 967-7116 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On February 23, 2006, HealthSouth Corporation ("HealthSouth") issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that it had reached a global, preliminary agreement in principle with the lead plaintiffs in the federal securities class actions and the derivative actions, as well as its insurance carriers, to settle litigation filed against HealthSouth and certain of its former directors and officers in the United States District Court for the Northern District of Alabama and the Circuit Court in Jefferson County, Alabama relating to HealthSouth's financial reporting and related activity during periods ended in March 2003.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

	By:	/s/ GREGORY L. DOODY
Name: Gregory L. Doody
Title: Executive Vice President, General Counsel and Secretary

Dated: February 23, 2006

Exhibit Index

Exhibit Number	Exhibit

99.1	Press Release dated February 23, 2006.